Consent of Independent Certified Public Accountants

The Board of Directors
Dynatec International, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts in the registration statement.

                                             KPMG LLP

Salt Lake City, Utah
June 1, 1999